Exhibit 99.1

Consent of Director Nominee

Jeffs’ Brands Ltd is filing a Registration Statement on Form F-1 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Act, in connection with the initial public offering of securities of Jeffs’ Brands Ltd In connection therewith, I hereby consent, pursuant to Rule 438 of the Securities Act, to being named as a nominee to the board of directors of Jeffs’ Brands Ltd in the Registration Statement, as may be amended from time to time. I also consent to the filing of this consent as an exhibit to such Registration Statement and any amendments thereto.

/s/ Amitay Weiss
Name:	Amitay Weiss